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                                                                    Exhibit 10.2

                            FACILITIES USE AGREEMENT


     THIS FACILITIES USE AGREEMENT (this "AGREEMENT") is made and entered into effective as of the 30th day of June 2000 (the "EFFECTIVE DATE"), by and between SYLVAN LEARNING SYSTEMS, INC. ("SYLVAN"), a Maryland corporation with its principal place of business at 34 Market Place, Baltimore, Maryland 21202, and ESYLVAN, INC. ("ESYLVAN"), a Maryland corporation with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202.


                                    RECITALS

A. eSylvan is a development stage company organized to develop, own, and operate an Internet version of Sylvan's proprietary programs, systems and teaching and management technologies.

B. Sylvan is a principal beneficial owner and promoter of eSylvan and the owner or lessor, or will become the owner or lessor, of certain facilities that eSylvan desires, or will desire, to utilize (the "Sylvan Facilities" and each a "Sylvan Facility"). Since the commencement of eSylvan's operations, Sylvan has permitted eSylvan to occupy and use the Sylvan Facilities.

C. The parties wish to clarify and formalize their understanding concerning eSylvan's use and occupancy of the Sylvan Facilities.

                              TERMS AND CONDITIONS

     In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  TERM

     The term of this Agreement shall be one (1) year commencing on the Effective Date. Upon the expiration of the initial one-year term, this Agreement may be renewed by the parties for an additional year, upon such terms and conditions as the parties may agree in writing. The period of effectiveness of this Agreement is hereinafter referred to as the "TERM." This Agreement may be terminated on sixty days notice by either party.

2.  USE OF SYLVAN FACILITY

     eSylvan shall have the continuing right during the Term to occupy and use the Sylvan Facilities in accordance with past practice and to occupy other Sylvan Facilities as permitted by Sylvan in its sole discretion.
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3.  FEE AND PAYMENT

    In consideration of eSylvan's use and occupancy of any Sylvan Facility that is owned by Sylvan on and after the Effective Date, eSylvan shall pay to Sylvan during the Term a quarterly use fee equal to one-fourth of the annual market rent for comparable facilities near the location of the Sylvan Facility, multiplied by Sylvan's good faith estimate of the percentage of space in such Sylvan Facility occupied by eSylvan during such quarter. In consideration of eSylvan's use and occupancy of any Sylvan Facility that is leased by Sylvan on and after the Effective Date, eSylvan shall pay to Sylvan during the Term a quarterly use fee equal to one-fourth of the annual rent payable by Sylvan for such Sylvan Facility multiplied by Sylvan's good faith estimate of the percentage of space in such Sylvan Facility occupied by eSylvan during such quarter. As further consideration for eSylvan's use and occupancy of the Sylvan Facilities on and after the Effective Date, eSylvan shall pay to Sylvan during the Term a quarterly overhead fee equal to the total overhead expenses associated with all Sylvan Facilities multiplied by Sylvan's good faith estimate of the percentage of space in all Sylvan Facilities occupied by eSylvan during such quarter. The use and overhead fees shall be calculated by Sylvan and payable by eSylvan quarterly in arrears within thirty (30) days of eSylvan's receipt of appropriate invoices from Sylvan. The use fee may be adjusted from time to time as the parties may agree in writing.

4.  APPLICABLE LAW

    This Agreement shall be deemed to have been made in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles. Judicial proceedings regarding any matter arising under the terms of this Agreement shall be brought solely in the federal or local courts of the State of Maryland.

5.  WAIVER

    No failure on the part of either party to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.  ASSIGNMENT

    Neither party may assign this Agreement, or any part thereof, without the prior written approval of the other party, which approval shall not be unreasonably withheld.

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7.  ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be changed or modified in writing signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the day and year first above written.

eSYLVAN, INC.                  SYLVAN LEARNING SYSTEMS, INC.



By: /s/ David A. Graves         By: /s/ Robert W. Zentz
    _________________________       ____________________________

Name:  David A. Graves          Name:  Robert W. Zentz

Title: President                Title: Vice President


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